                                                                   EXHIBIT 15


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
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The Stockholders and Board of Directors
ARV Assisted Living, Inc.:

We have reviewed the condensed consolidated balance sheet of ARV Assisted Living, Inc. and subsidiaries as of September 30, 1997, and the related condensed consolidated statements of operations and cash flows for the three and six-month periods ended September 30, 1997 and 1996. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of ARV Assisted Living, Inc. and subsidiaries as of March 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended (not presented herein); and in our report dated June 20, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 1997, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


KPMG Peat Marwick LLP

Orange County, California
November 13, 1997